SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 1999

                               TULTEX CORPORATION
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             (Exact name of registrant as specified in its charter)

Virginia                            1-8016                  54-0367896
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(State or other jurisdiction        Commission File         IRS Employer
of incorporation)                   Number                  Identification No.


101 Commonwealth Boulevard, P. O. Box 5191, Martinsville, Virginia      24115
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code   540-632-2961
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ITEM 3 (a).   BANKRUPTCY OR RECEIVERSHIP.

On December 3, 1999, the Company filed voluntary petitions to reorganize under Chapter 11 of the Federal Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of Virginia, Lynchburg Division, Case # 99-03626 under Judge Anderson and U.S. Trustee, James Cosby.

On December 3, 1999, the Bankruptcy Court approved the Company's request for interim use of a $150 million debtor-in-possession financing led by Bank of America. The Court also approved various other "first day orders", including authorization to retain various professionals to assist in the reorganization; to pay certain pre-petition employee wages, salaries and related items; to pay certain pre-petition customer obligations; to pay certain pre-petition claims of foreign creditors and certain critical vendors; and to close certain stores, which will result in conducting store closing sales and rejecting certain real property leases.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

              (c)  Exhibits

                    Exhibit 99.1 -         Press release dated December 3, 1999
                                           pertaining to filing of voluntary
                                           reorganization under Chapter 11.
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                   Exhibit 99.2 -          Press release dated December 7, 1999
                                           pertaining to interim financing and
                                           first day orders.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 1999
                                     TULTEX CORPORATION
                                     (Registrant)


                              By:    /s/  P.W. Harris
                                     -----------------
                                     P. Woolard Harris
                                     Vice President and Chief Financial Officer